Exhibit 10.20

EXECUTION VERSION

SPONSOR FORFEITURE AGREEMENT

This Sponsor Forfeiture Agreement (this “Agreement”) is entered into as of August 20, 2024, by and among Yotta Investment LLC, a Delaware limited liability company (“Sponsor”), Yotta Acquisition Corporation, a Delaware corporation (“Parent”) and DRIVEiT Financial Auto Group, Inc., a Maryland corporation (the “Company”). Parent, the Company and Sponsor are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, Parent, the Company and Yotta Merger Sub Inc., a Maryland corporation and a direct, wholly owned subsidiary of Parent, are parties to that certain Merger Agreement, dated as of the date hereof (the “Merger Agreement”) (with respect to Yotta Merger Sub Inc., a party to the Merger Agreement after the Merger Sub Signing Date);

WHEREAS, Sponsor currently holds (i) 343,500 Parent Private Units, which were purchased in a private placement simultaneously with the consummation of Parent’s initial public offering, each of which is comprised of (a) one share of Parent Common Stock (each, a “Private Share”), (b) one warrant to purchase one (1) share of Parent Common Stock at an exercise price of $11.50, and (c) one right to receive one-tenth (1/10) of a share of Parent Common Stock upon the consummation of an initial business combination and (ii) 2,525,000 shares of Parent Common (the “Founder Shares”);

WHEREAS, Parent currently holds promissory notes in the aggregate amount of $2,200,000 issued by Sponsor (the “Parent Debt”);

WHEREAS, (i) as soon as practicable following the signing of the Merger Agreement, the Company shall pay and deliver, on behalf of Parent, to Sponsor $1,100,000 in partial payment of Parent Debt and (ii) Sponsor and the Company have agreed that $1,100,000 of the Parent Debt shall be converted into shares of Parent Common Stock (the “Parent Debt Shares” and together with the Private Shares and the Founder Shares, the “Sponsor Shares”) at $10.0 per share (or an aggregate of 110,000 Parent Debt Shares) upon closing of the transactions contemplated under the Merger Agreement;

WHEREAS, Sponsor, Parent and the Company are entering into this Agreement as a material inducement for the Company to consummate the transactions contemplated by the Business Combination Agreement; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, it is contemplated that pursuant to the terms and conditions of this Agreement, Sponsor shall agree to forfeit certain Sponsor Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Sponsor Forfeiture.

(a) Immediately prior to the Closing, Sponsor hereby agrees that it shall automatically forfeit and transfer such number of Sponsor Shares in excess of five percent (5%) of Parent’s issued and outstanding stock on the Closing Date (the “Forfeited Shares”). All Forfeited Shares shall be cancelled for no consideration (the “Share Forfeiture”) and the Forfeited Shares shall no longer be outstanding at such time and any certificates representing the Forfeited Shares shall be cancelled at such time.

(b) To effect the Share Forfeiture, in connection with and immediately prior to the Closing:

(i) Sponsor shall be automatically deemed to have irrevocably transferred and surrender the Forfeited Shares to Parent for cancellation and in exchange for no consideration;

(ii) Parent shall immediately retire, extinguish and cancel all of the Forfeited Shares and any certificates representing such Forfeited Shares (and shall direct Parent’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

(iii) Sponsor and Parent shall take such actions as are necessary or desirable to cause the Forfeited Shares to be retired and cancelled, after which the Forfeited Shares shall no longer be issued, outstanding, convertible, or exercisable, and Sponsor and Parent shall provide the Company with evidence that such retirement and cancellation has occurred.

(c) Sponsor hereby represents and warrants to the Company that Sponsor owns, and holds of record, all of the Sponsor Shares, free and clear of all Liens and other obligations in respect of the Sponsor Shares, other than those imposed under Sponsor or Parent’s organizational documents.

2. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on Sponsor, Parent, the Company and their respective legal representatives, successors and assigns.

3. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email, with confirmation of transmission; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Sponsor or Parent (pre-closing):

Yotta Acquisition Corporation
651 N. Broad St.
Suite 206
Middletown, DE 19790
Attention: Hui Chen
Email: hui.chen@alum.cardozo.yu.edu

with a copy to:

Cassi Olson
1185 Avenue of the Americas
Suite 301
New York, NY 10036

Attention: Cassi Olson
Email: cassi.olson@gmail.com

if to the Company or Parent (post-closing):

Jones Day LLP
555 South Flower Street, 50th Floor
Los Angeles, CA 90071-2300
Attn: Katherine Blair;
E-mail: kblair@jonesday.com

with a copy to:

Steven Wolberg
435 Dedham St., Unit E
Newton, MA 02459
E-mail: stevewolberg@gmail.com

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum
Email: mnussbaum@loeb.com

4. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

5. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each of the Parties hereto. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The balance of this page is intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

YOTTA INVESTMENTS LLC

By:
Name:
Title:

YOTTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

DRIVEIT FINANCIAL AUTO GROUP, INC.

By:	/s/ David Michery
Name:	David Michery
Title:	Chairman of the Board

Signature Page to Sponsor Forfeiture Agreement

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